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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    0-23108              Not required
         --------                    -------              ------------
(State of organization)     (Commission File Number)    (I.R.S. Employer
                                                       Identification No.)

c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                          19720
--------------------                                          -----
(Address of principal                                       (Zip Code)
executive offices)


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                    Name of each exchange
Title of each class                                 on which each class
to be so registered                                 is to be registered
-------------------                                 -------------------
       None                                                 None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


Series 2000-2 Floating Rate Class A Credit Card Pass-Through Certificates Series 2000-2 Floating Rate Class B Credit Card Pass-Through Certificates
-------------------------------------------------------------------------
                                (Title of Class)


                                       1
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Item 1. Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

        Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 15 to 28 of the Prospectus dated March 6, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement
        No. 333-62263) and "The Certificates" on pages S-21 to S-33 of the Prospectus Supplement dated March 6, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62263).

Item 2. Exhibits

        Exhibit 4.1(a) Pooling and Servicing Agreement, dated as of October 1 , 1993, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Registration Statement on
                         Form S-1 (Registration No. 33-71502), filed on
                         November 10, 1993).

        Exhibit 4.1(b) First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                         Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

        Exhibit 4.1(c) Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                         Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).




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        Exhibit 4.1(d)   Third Amendment to Pooling and Servicing Agreement,
                         dated as of March 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                         Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

        Exhibit 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                         Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File
                         No. 0-23108).

        Exhibit 4.2 Series Supplement, dated as of March 14, 2000, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2000-2, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated March 14, 2000).

        Exhibit 99.1 Prospectus Supplement dated March 6, 2000 and Prospectus dated March 6, 2000 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2000-2.


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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             Discover Card Master Trust I
                                             (Registrant)

                                             By:  Greenwood Trust Company
                                             (Originator of the Trust)


Dated: March 14, 2000                        By:     /s/ John J. Coane
                                                -------------------------------
                                                John J. Coane
                                                Vice President, Chief
                                                Accounting Officer and Treasurer


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                                  EXHIBIT INDEX


Exhibit No.                                                                         Page
                                                                                    ----

4.1 (a)           Pooling and Servicing Agreement, dated as of October 1, 1993,     ----
                  between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First
                  Bank National Association, successor trustee to Bank of
                  America Illinois, formerly Continental Bank, National
                  Association) as Trustee (incorporated by reference to
                  Exhibit 4.1 of Discover Card Master Trust I's Registration
                  Statement on Form S-1 (Registration No. 33-71502), filed on
                  November 10, 1993).

4.1 (b)           First Amendment to Pooling and Servicing Agreement, dated as      ----
                  of August 15, 1994, between Greenwood Trust Company as
                  Master Servicer, Servicer and Seller and U.S. Bank National
                  Association (formerly First Bank National Association,
                  successor trustee to Bank of America Illinois, formerly
                  Continental Bank, National Association) as Trustee
                  (incorporated by reference to Exhibit 4.4 of Discover Card
                  Master Trust I's Current Report on Form 8-K, dated August 1,
                  1995 and filed on August 10, 1995, File No. 0-23108).

4.1(c)            Second Amendment to Pooling and Servicing Agreement, dated as    ----
                  of February 29, 1996, between Greenwood Trust Company as
                  Master Servicer, Servicer and Seller and U.S. Bank National
                  Association (formerly First Bank National Association,
                  successor trustee to Bank of America Illinois, formerly
                  Continental Bank, National Association) as Trustee
                  (incorporated by reference to Exhibit 4.4 of Discover Card
                  Master Trust I's Current Report on Form 8-K, dated April 30,
                  1996 and filed on May 1, 1996, File No. 0-23108).



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4.1(d)           Third Amendment to Pooling and Servicing Agreement, dated as of
                 March 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National
                 Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee
                 (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed
                 April 13, 1998, File No. 0-23108).


4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

4.2 Series Supplement, dated as of March 14, 2000, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2000-2, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated March 14, 2000).

99.1 Prospectus Supplement dated March 6, 2000 and Prospectus dated March 6, 2000 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2000-2.




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